UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule

On April 6, 2011, CyberDefender Corporation (the “Company”) received a letter dated April 6, 2011, from the Staff of the Listing Qualifications Department of the NASDAQ Stock Market (the “Staff”) referring to the 2010 Note and the 2011 Note (each as defined below) and an amendment to the 2010 Note, effective as of February 25, 2011, pursuant to which the conversion price of the note was reduced (which also is described below).  The letter stated that: (i) the Staff determined that a stockholder approval violation existed due the Company’s ability to issue more than 20% of its pre-transaction total shares outstanding at an average price less than market; (ii) the Company failed to comply with Listing Rule 5635(d)(2) (the “Rule”); (iii) subsequently, on April 5, 2011, the Company amended the 2010 Note and the 2011 Note (the amendments are described below) such that the aggregate number of shares that can be issued cannot exceed 19.99% of the pre-existing total shares outstanding; (iii) accordingly, the Staff has determined that the Company has regained compliance with the Rule; and (iv) subject to required disclosure, the matter is now closed.

Item 1.01	Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the agreements and instruments described below.  The discussion is qualified in its entirety by the full texts of the agreements and instruments.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2010, the Company issued to GR Match, LLC (“GRM”) a 9% Secured Convertible Promissory Note (the “2010 Note”) in the aggregate principal amount of $5,300,000, due March 31, 2012.  The Company received net proceeds of $5,000,000 after payment to GRM of an issuance fee of $300,000.

Commencing 180 days after March 31, 2010, the outstanding principal amount of the 2010 Note and accrued and unpaid interest may be converted, at GRM’s election, into shares of the Company’s common stock.  Under the terms of the 2010 Note as issued, the conversion price was $3.50 per share.  Effective as of February 25, 2011, the 2010 Note was amended to provide that the conversion price is $2.20 per share.

Effective as of April 5, 2011, the Company and GRM entered into a third amendment to the 2010 Note (the “Third Amendment”).  Pursuant to the Third Amendment, the 2010 Note was amended to provide that GRM’s total conversions of the 2010 Note and the 2011 Note are limited to conversions which in total do not exceed 5,502,963 shares, as adjusted for stock splits or combinations (the “Conversion Limitation”), which is 19.99% of the 27,528,577 shares of common stock outstanding as of February 25, 2011.  The Conversion Limitation remains effective until approval by the Company’s stockholders of the issuance of the 2010 Note and GRM’s right to convert the 2010 Note in accordance with the terms and conditions of the 2010 Note as originally issued, and exclusive of the Conversion Limitation.  Until stockholder approval is obtained, any unconverted portion of the 2010 Note will remain due and payable as non-convertible debt in accordance with the terms and conditions of the 2010 Note.  The Company is required to use commercially reasonable efforts to obtain stockholder approval at its 2011 Annual Meeting or at any subsequent special meeting of stockholders to be conducted prior to March 31, 2012, the maturity date of the 2010 Note.  In the event stockholder approval is not obtained, GRM’s right to convert the 2010 Note is subject to the Conversion Limitation, and any unconverted portion of the 2010 Note will remain due and payable as non-convertible debt in accordance with the terms and conditions of the 2010 Note.

As previously disclosed in a Form 8-K filed with the SEC on December 13, 2010, effective as of December 3, 2010, GRM made available to the Company a secured revolving credit facility in the principal amount not to exceed $5,000,000.  The revolving credit facility was subject to the terms and conditions set forth in certain agreements and a Revolving Credit Note, dated December 3, 2010, payable by the Company to the order of GRM in the principal amount of $5,000,000 (the “Revolving Credit Note”).  Under the revolving credit facility, GRM advanced funds to the Company.

As previously disclosed in a Form 8-K filed with the SEC on March 1, 2011, effective as of February 25, 2011, the Company and GRM entered into a Loan Modification Agreement (the “Loan Modification Agreement”) pursuant to which the Company and GRM agreed to convert the existing indebtedness evidenced by the Revolving Credit Note to indebtedness that is convertible into shares of the Company’s common stock.  Pursuant to the Loan Modification Agreement, the Company and GRM agreed, among other things, to amend and restate the Revolving Credit Note on the terms and conditions of an Amended and Restated Nine Percent (9%) Secured Convertible Promissory Note made as of February 25, 2011, and due March 31, 2012 (the “2011 Note”).

The principal amount of the 2011 Note is $5,700,734.  Until it is paid in full, the 2011 Note may be converted by GRM into shares of the Company’s common stock, in whole or in part and from time to time.   The original conversion price was $2.20 per share.  Pursuant to the conversion price adjustment provisions in the 2011 Note, the conversion price was reduced to $1.86 per share as of March 31, 2011, which is equal to the lowest Volume Weighted Average Price (as that term is defined in the 2011 Note) for any five consecutive Trading Day (as that term is defined in the 2011 Note) period ending on or prior to March 31, 2011. The conversion price remains subject to adjustment in accordance with the terms and conditions of the 2011 Note.

Effective as of April 5, 2011, the Company and GRM entered into a first amendment to the 2011 Note (the “First Amendment”).  Pursuant to the First Amendment, the 2011 Note is subject to the same Conversion Limitation and stockholder approval requirements as the 2010 Note.  Until stockholder approval is obtained, any unconverted portion of the 2011 Note will remain due and payable as non-convertible debt in accordance with the terms and conditions of the 2011 Note.  In the event stockholder approval is not obtained, GRM’s right to convert the 2011 Note is subject to the Conversion Limitation, and any unconverted portion of the 2011 Note will remain due and payable as non-convertible debt in accordance with the terms and conditions of the 2011 Note.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Third Amendment to 9% Secured Convertible Promissory Note
Exhibit 99.2	First Amendment to Amended and Restated 9% Secured Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 8, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer